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                              Exhibit 23(d)(1)(kk)
  Amendment to Investment Advisory Agreement - TA IDEX Evergreen Health Care &
                    TA IDEX Multi-Manager International Fund

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               AMENDMENT TO INVESTMENT ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                         TRANSAMERICA IDEX MUTUAL FUNDS

THIS AMENDMENT is made as of March 1, 2006 to the Investment Advisory Agreement dated March 1, 2002, as amended, between Transamerica Fund Advisors, Inc. and Transamerica IDEX Mutual Funds, on behalf of TA IDEX Evergreen Health Care (formerly, TA IDEX T. Rowe Price Health Sciences) and TA IDEX Multi-Manager International Fund.

In consideration of the mutual covenants contained herein, the parties agree as follows:

SCHEDULE A. Effective March 1, 2006, Schedule A to the Investment Advisory Agreement dated March 1, 2002, as amended, is replaced as follows:

FUNDS                                 INVESTMENT ADVISER COMPENSATION
-----                                 -------------------------------
TA IDEX PIMCO Total Return            0.70% of the first $250 million of the
                                      Fund's average daily net assets; 0.65%
                                      of the Fund's average daily net assets
                                      over $250 million up to $750 million;
                                      and 0.60% of the Fund's average daily
                                      net assets over $750 million.

TA IDEX Transamerica Convertible      0.75% of the first $250 million of the
Securities                            Fund's average daily net assets; and
                                      0.70% of the Fund's average daily net
                                      assets over $250 million.

TA IDEX Transamerica Money Market     0.40% of the Fund's average daily net
                                      assets.

TA IDEX Evergreen Health Care         0.87% of the first $100 million of the
                                      Fund's average daily net assets; 0.85%
                                      of the Fund's average daily net assets
                                      over $100 million up to $250 million;
                                      and 0.80% of the Fund's average daily
                                      net assets over $250 million.

TA IDEX Asset Allocation -            0.10% of the Fund's average daily net
Conservative Portfolio                assets.

TA IDEX Asset Allocation - Moderate   0.10% of the Fund's average daily net
Portfolio                             assets.

TA IDEX Asset Allocation - Moderate   0.10% of the Fund's average daily net
Growth Portfolio                      assets.

TA IDEX Asset Allocation - Growth     0.10% of the Fund's average daily net
Portfolio                             assets.

TA IDEX Multi-Manager International   0.10% of the Fund's average daily net
Fund                                  assets.

In all other respects, the Investment Advisory Agreement dated March 1, 2002, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of March 1, 2006.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        TRANSAMERICA IDEX MUTUAL FUNDS


                                        By:
                                            ------------------------------------
                                        Name: Glenn E. Brightman
                                        Title: Vice President